Exhibit 23.1




     HANSEN, BARNETT & MAXWELL
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

     Member of AICPA Division of Firms
     SEC Practice Section
     Member of Summit International Associates


     (801) 532-2200
     Fax (801) 532-7944
     345 East 300 South, Suite 200
     Salt Lake City, Utah 84111-2693


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     To the Board of Directors
     Innovus Corporation


     We have issued our report dated February 21, 1996 on the consolidated financial statements of Innovus Corporation and Subsidiary as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which are included in the Form 10-K of Innovus Corporation dated December
     31, 1995. We consent to the incorporation by reference of our report in the Registration Statement of Innovus Corporation on Form S-3.
     We also consent to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Registration Statement.




     HANSEN, BARNETT & MAXWELL

     Salt Lake City, Utah
     November 15, 1996